EXHIBIT 87


                                                                       Bozza

                                                     December 29, 2005


Between :          [Party A]
                   Mediobanca Banca di Credito Finanziario S.p.A.
                   Piazzetta Cuccia, 1
                   Milano

and :              [Party B]
                   Pirelli Finance Luxembourg SA
                   13, Bld. Du Prince Henri
                   Luxembourg


                       ZERO COST COLLAR OPTION TRANSACTION
                       -----------------------------------

The purpose of this letter agreement (this "CONFIRMATION") is to confirm the terms and conditions of the Transaction entered into between us on the Trade Date specified below (the "TRANSACTION"). This Confirmation constitutes a "Confirmation" as referred to in the ISDA Master Agreement specified below.

This Confirmation is subject to, and incorporates, the definitions and provisions of the 2000 ISDA Definitions (including the Annex thereto) (the "2000 DEFINITIONS") and the definitions and provisions of the 2002 ISDA Equity Derivatives Definitions (the "EQUITY DEFINITIONS", and together with the 2000 Definitions, the "DEFINITIONS"), in each case as published by the International Swaps and Derivatives Association, Inc. ("ISDA"). In the event of any inconsistency between the 2000 Definitions and the Equity Definitions, the Equity Definitions will govern. In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern.

This Confirmation evidences a complete and binding agreement between you and us as to the terms of the Transaction to which this confirmation relates. This Confirmation supplements, forms a part of, and is subject to, the 1992 Multi Currency Cross Border ISDA Master Agreement dated as of 28 December 2005, as amended and supplemented from time to time (the "Agreement"), between Mediobanca SpA and Pirelli Finance S.A. All provisions contained in the Agreement govern this Confirmation except as expressly modified below and shall supersede all or any prior written or oral agreement in relation to this transaction.

1. The terms of the particular Transaction to which this Confirmation relates are as follows:

GENERAL TERMS FOR THE CALL LEG

Option Type :                                           Call
Seller :                                                Mediobanca SpA
Buyer :                                                 Pirelli Finance Luxembourg SA
Strike Price :                                          EUR 2,6072, subject to the declaration by the Issuer
                                                        of a gross ordinary dividend of EUR 0,1093 during the



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                                                        period from and including the Trade Date to and
                                                        including the Expiration Date (the "Assumed
                                                        Dividend"). Should the Issuer declare an ordinary
                                                        dividend that exceeds the Assumed Dividend, the
                                                        Calculation Agent will reduce the Strike Price by
                                                        100,00 per cent of the difference between the
                                                        declared dividend and the Assumed Dividend. Should
                                                        the Issuer declare an ordinary dividend that is less
                                                        than the Assumed Dividend, the Calculation Agent will
                                                        increase the Strike Price by 100,00 per cent of the
                                                        difference between the declared dividend and the
                                                        Assumed Dividend.



GENERAL TERMS FOR THE PUT LEG
Option Type :                                           Put
Seller :                                                Pirelli Finance Luxembourg SA
Buyer :                                                 Mediobanca SpA
Strike Price :                                          EUR  2,2897, subject to the declaration  by the
                                                        Issuer of a gross ordinary dividend of EUR 0,1093
                                                        during the period from and including the Trade Date
                                                        to and including the Expiration Date (the "Assumed
                                                        Dividend"). Should the Issuer declare an ordinary
                                                        dividend that exceeds the Assumed Dividend, the
                                                        Calculation Agent will reduce the Strike Price by
                                                        100,00 per cent of the difference between the
                                                        declared dividend and the Assumed Dividend. Should
                                                        the Issuer declare an ordinary dividend that is less
                                                        than the Assumed Dividend, the Calculation Agent will
                                                        increase the Strike Price by 100,00 per cent of the
                                                        difference between the declared dividend and the
                                                        Assumed Dividend.

                               FOR BOTH THE LEGS:

Trade Date :                                            December 28, 2005
Option Style :                                          European
Shares :                                                Telecom Italia SpA - IT0003497168
Number of Options :                                     40.000.000,00
Option Entitlement :                                    One Share per Option
Premium per Option :                                    EUR 0,00
Exchange :                                              The Italian Stock Exchange
Related Exchange :                                      The Italian Derivatives Market
Clearance System :                                      Monte Titoli S.p.A.
PROCEDURE FOR EXERCISE
Expiration Time :                                       At the close of trading on the Exchange
Expiration Date :                                       June 16, 2006
Partial Exercise                                        Applicable


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

Automatic Exercise :                                    Applicable
Party A's Telephone Number and Telex and/or             Mediobanca Banca di Credito Finanziario S.p.A.
Facsimile Number and Contact  Details for Purpose       Piazzetta Cuccia, 1
of Giving Notice                                        Milano
                                                        Attention : R. Reali - S. Angelini
                                                        Tel. : +39 02 8829 571 - 872
                                                        Fax : +39 02 8829 845


Party B's Telephone Number Telephone Number and         Attention : Mme. Pascal Mariotti
Telex and/or Facsimile Number and Contact Details       Tel. : 00352.4614111
for Purpose of Giving Notice                            Fax : 00352.229928822
Reference Price :                                       means the average of the "Prezzo Ufficiale" of the
                                                        Shares, on the two business days before the
                                                        Expiration Date and the Expiration date (for the
                                                        avoidance of doubt this will be an average of three
                                                        prices), as determined by the Calculation Agent.

Prezzo Ufficiale :                                      means the price as published by the Exchange at the
                                                        close of each trading day having the meaning ascribed
                                                        thereto in the Rules of the Markets Organised and
                                                        Managed by the Italian Stock Exchange, as current
                                                        from time to time.


SETTLEMENT TERMS
Physical Settlement :                                   Applicable
Settlement Method Election                              Applicable

OTHERWISE
Cash Settlement :                                       Applicable if required from Party B five business
                                                        days before the Expiration Date, h. 17.00 Milan
                                                        time.

Settlement Currency :                                   Euro

Cash Settlement Payment Date :                          Three Currency Business Days after the relevant
                                                        Valuation Date

ADJUSTMENTS
Method of Adjustment :                                  Calculation Agent Adjustment

EXTRAORDINARY EVENTS
Consequences of Merger Events :
a) Share-for-Share :                                    Alternative Obligation
b) Share-for-Other :                                    Options Exchange Adjustment
c) Share-for-Combined :                                 Options Exchange Adjustment
Tender Offer :                                          Applicable
a) Share-for-Share :                                    Modified Options Exchange Adjustment



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
b) Share-for-Other :                                    Modified Options Exchange Adjustment
c) Share-for-Combined :                                 Modified Options Exchange Adjustment


Nationalization or Insolvency :                         Cancellation and Payment (Calculation Agent
                                                        Determination)



ADDITIONAL DISRUPTION EVENTS :

Change in Law:                                          Not Applicable

Failure to Deliver :                                    Applicable

Insolvency Filing :                                     Applicable

    Determining Party :                                 In respect of "Insolvency Filing", means Mediobanca.

Hedging Disruption                                      Not Applicable

Increased Cost of Hedging                               Not Applicable

Loss of Stock Borrow                                    Not Applicable

Increased Cost of Stock Borrow                          Not Applicable



2.       CALCULATION AGENT                              Mediobanca. Party A or any successor Calculation
                                                        Agent appointed by Party A. Party B may challenge any
                                                        determination or calculation by the Calculation Agent
                                                        within three Exchange Business Days following the
                                                        receipt by Party B of such determination or
                                                        calculation. If the parties are unable to agree on a
                                                        particular determination or calculation, a mutually
                                                        acceptable third party (the "Substitute Calculation
                                                        Agent") will be appointed within 24 hours following
                                                        the challenge by Party B to make a determination as
                                                        to the disputed matter. If either party determines
                                                        that the parties cannot agree on a Substitute
                                                        Calculation Agent, then each party shall select an
                                                        independent leading dealer in the relevant market,
                                                        which dealers shall agree on a third party
                                                        independent leading dealer, which dealer shall be the
                                                        Substitute Calculation Agent. The calculations and
                                                        determinations of the Substitute Calculation Agent,



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
                                                        shall be binding and conclusive. Subject to the
                                                        foregoing, all determinations and calculations by the
                                                        Calculation Agent will be binding and conclusive in
                                                        the absence of manifest error. The costs, fees and
                                                        expenses (if any) relating to the appointment of a
                                                        third party shall be borne equally by both parties.



3.       ASSIGNMENT :                                   Party B shall be free to assign to Pirelli & C.
                                                        S.p.A., with head offices in Milan, via G.Negri 10
                                                        all rights, liabilities, duties and obligations of
                                                        party B under and in respect of this Transaction and
                                                        Party A by executing this Confirmation acknowledges
                                                        and accepts such assignment (should it take place),
                                                        only subject to a five business days prior notice.

4.       ACCOUNT DETAILS :

Payments to the Seller :





Payments to the Buyer :







5.       OFFICES

The Office of Party A for the Transaction is:           Milano
The Office of Party B for the Transaction is:           Luxembourg


6.       ADDITIONAL REPRESENTATIONS

Non-Reliance                                            Applicable
Agreements and Acknowledgements                         Applicable



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
Regarding Hedging Activities
Additional Acknowledgements                             Not Applicable



Confirmed as of the date first above written :

Mediobanca - Banca di Credito
Finanziario S.p.A.

By :                                         By :

Name :  Francesco Carloni                    Name :  Roberto Reali
Title :  Manager                             Title :  Manager
Authorized Signature                         Authorized Signature




Pirelli Finance Luxembourg SA

By :                                         By :

Name :                                       Name :
Title :                                      Title :
Authorized Signature                         Authorized Signature









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